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                                                                    EXHIBIT 23.5

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of WorldCom, Inc. on Form S-4 of our report dated June 12, 1997 (relating to the financial statements of CompuServe Corporation), appearing in the Annual Report on Form 10-K/A of CompuServe Corporation for the year ended April 30, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

Columbus, Ohio
December 22, 1997